EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Diversified Opportunities, Inc.

San Diego, California

I hereby consent to the incorporation by reference in this Annual Report on Form 10K-SB my report dated September 23, 2008, relating to the financial statements for the six months ended June 30, 2008 and for the fiscal years ended December 31, 2007 and 2006, included herein.

/S/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

September 24, 2008